Exhibit 10.6

EXECUTION VERSION

INVESTMENT AGREEMENT

DATED AS OF OCTOBER 2, 2013

BETWEEN

CUBIC ENERGY, INC.

AND

ANCHORAGE ILLIQUID OPPORTUNITIES OFFSHORE MASTER III, L.P.

ANCHORAGE ILLIQUID OPPORTUNITIES III (B), L.P.

AIO III AIV, L.P.

AND

CORBIN OPPORTUNITY FUND, L.P.

O-CAP PARTNERS, L.P.

O-CAP OFFSHORE MASTER FUND, L.P.

AS INVESTORS

ARTICLE I
CERTAIN DEFINITIONS

SECTION 1.01	Certain Definitions	1

ARTICLE II
CORPORATE GOVERNANCE

SECTION 2.01	Composition of the Board	8

SECTION 2.02	Vacancies	8

SECTION 2.03	Committees; Subsidiary Boards	9

SECTION 2.04	Compensation and Benefits	9

SECTION 2.05	Termination	10

SECTION 2.06	Approval of the Investors Required for Certain Actions	10

SECTION 2.07	Redemption Upon Default	11

ARTICLE III
RIGHTS TO PURCHASE NEW SECURITIES

SECTION 3.01	Rights to Purchase New Securities	12

ARTICLE IV
RESTRICTIONS ON TRANSFERABILITY OF SECURITIES

SECTION 4.01	General	12

ARTICLE V
INFORMATION RIGHTS

SECTION 5.01	Furnishing of Information; Confidentiality	13

ARTICLE VI
SALE RIGHTS

SECTION 6.01	Initiation of Sale Process	14

SECTION 6.02	Specific Obligations	15

SECTION 6.03	Redemption Right	16

SECTION 6.04	Termination	16

i

ii

INVESTMENT AGREEMENT

This Investment Agreement (this “Agreement”) is made as of October 2, 2013, between Cubic Energy, Inc., a Texas corporation (the “Company”), and Anchorage Illiquid Opportunities Offshore Master III, L.P., a Cayman Islands exempted limited partnership, Anchorage Illiquid Opportunities III (B), L.P., a Delaware limited partnership and AIO III AIV, L.P., a Delaware limited partnership (collectively, “Anchorage”), and Corbin Opportunity Fund, L.P., a Delaware limited partnership, O-CAP Partners, L.P., a Delaware limited partnership and O-CAP Offshore Master Fund, L.P., a Cayman Islands limited partnership (collectively, “O-Cap” and, together with Anchorage, the “Investors”).

WHEREAS, concurrently with the execution and delivery of this Agreement, (i) AIO III CE, L.P., a Cayman Islands limited partnership and an Affiliate of Anchorage, and O-Cap (together, the “Purchasers”) are purchasing from the Company certain senior secured notes of the Company pursuant to a Note Purchase Agreement, dated as of the date hereof (the “Note Purchase Agreement”), by and among the Company, the Purchasers and other parties thereto and (ii) the Investors are purchasing from the Company certain Warrants to purchase shares of the common stock, par value $0.05 per share, of the Company (the “Common Stock”) and certain shares of the Series C Voting Preferred Stock, par value $0.01 per share, of the Company pursuant to a Warrant and Preferred Stock Agreement, dated as of the date hereof (the “Warrant Agreement”), between the Company and the Investors (such purchases of senior secured notes, warrants and preferred stock, the “Investment”); and

WHEREAS, in connection with and as a condition to the Investment, the Company and the Investors desire to enter into this Agreement in order to set forth certain rights and obligations;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Company and the Investors hereby agree as follows:

ARTICLE I
CERTAIN DEFINITIONS

SECTION 1.01                                      Certain Definitions.  As used in this Agreement, the following terms shall have the following respective meanings:

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified; provided that Anchorage Capital Group, L.L.C., Corbin Capital Partners Management, LLC and O-CAP Capital Management, L.P. and any of their respective employees, partners, officers, directors, funds or affiliates shall not be deemed Affiliates of the Company or any of its subsidiaries for any purpose hereunder.

“Aggregate Ownership Percentage” means, with respect to all of the Investors collectively as of any date of determination, the percentage equal to the sum of the Ownership Percentage of each Investor as of such date.

“Beneficial owner” (and the related terms “beneficially own,” “beneficial owner” and “beneficial ownership”) has the meaning ascribed to such term in Rule 13d-3 under the Exchange Act.

“Board” means the Board of Directors of the Company.

“By-Laws” means the By-Laws of the Company, as in effect on the date hereof and as may be amended from time to time.

“Cause” means, with respect to any director, a conviction of, or a plea of nolo contendere to, a crime constituting (i) a felony under the laws of the United States or any state thereof or (ii) a misdemeanor for which a sentence of more than six months’ imprisonment is imposed.

“Certificate of Formation” means the Amended and Restated Certificate of Formation of the Company, as amended to date and as may be further amended from time to time.

“Closing” means the closing of the Investment as contemplated by the Note Purchase Agreement and the Warrant Agreement.

“Commission” means the Securities and Exchange Commission.

“Confidential Information” means any information obtained by an Investor pursuant to Section 5.01, except for any information that (a) is or becomes publicly available other than as a result of a disclosure by such Investor, (b) is already in such Investor’s possession (provided that such information was not known by such Investor to be subject to any legal or contractual obligation of confidentiality owed to the Company), (c) is or becomes available to such Investor on a non-confidential basis from a source other than the Company (provided that such source was not known by such Investor to be subject to any legal or contractual obligation to the Company to keep such information confidential), or (d) is independently developed by such Investor or on such Investor’s behalf without violating any of such Investor’s obligations under Section 5.01(d).

“Control” means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, credit arrangement or otherwise, including the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such person.  The terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Encumbrance” (including correlative terms such as “Encumber”) means any security interest, pledge, mortgage, lien, charge, adverse claim of ownership or use, hypothecation, violation, condition or restriction of any kind or other encumbrance of any kind; provided that a Permitted Lien (as defined in the Note Purchase Agreement) shall not be considered to be an Encumbrance.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fully Diluted Basis” shall have the meaning ascribed to it in the Warrant Agreement.

“Group” means a “group” within the meaning of Section 13(d)(3) of the Exchange Act.

“Independent Financial Expert” means a nationally recognized investment banking firm mutually agreed by the Company and the Majority Investors, which firm does not have a material financial interest or other material economic relationship with either the Company or any Investor or their respective Affiliates.  If the Company and the Majority Investors are unable to agree on an Independent Financial Expert for a valuation contemplated herein, each of them shall choose promptly a separate Independent Financial Expert and these two Independent Financial Experts shall choose promptly a third Independent Financial Expert to conduct such valuation.

“Initial Ownership Percentage” means, with respect to an Investor, its Ownership Percentage immediately following the Closing.

“Investor Designated Director” means such person as is so designated by the Investors, from time to time in accordance with this Agreement, to serve as a member of the Board.

“Law” means any statute, law (including common law), ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order issued or promulgated by any national, supranational, state, federal, provincial, local or municipal government or any administrative, regulatory or self-regulatory body (including any securities exchange or quotation system) with authority therefrom with jurisdiction over the Company or an Investor, as the case may be (including any requirements under the Texas Business Organizations Code and the Exchange Act).

“Majority Investors” means the Investor or Investors the sum of whose Ownership Percentages, as of any date of determination, is more than 50% of the Aggregate Ownership Percentage as of such date.

“Market-Based Value” means, as of any date, in the case of shares of Common Stock, the product of (x) the average of the daily volume weighted average sale prices per share of Common Stock for the ten consecutive trading days immediately preceding the date as of which Market-Based Value is being determined, as reported on the New York Stock Exchange, or if shares of Common Stock are not listed on the New York Stock Exchange, as reported by the principal U.S. national or regional securities exchange or quotation system (including an over-the-counter market) on which such shares are then listed or quoted, and (y) 110%.

“Minimum Aggregate Ownership Percentage” means 25%.

“MNPI” means (i) material non-public information (within the meaning of United States federal, state or other applicable securities law) relating to the Company or any of its subsidiaries or any of their securities or (ii) non-public information that is of a type that would be required to be publicly disclosed in connection with the issuance by the Company or any of its subsidiaries of their debt or equity securities pursuant to a transaction registered with the Commission.

“New Securities” means any capital stock of the Company, whether now authorized or not, and rights, options or warrants to purchase such capital stock, and securities of any type whatsoever (including convertible debt securities) that are, or may become, convertible into or exchangeable or exercisable for capital stock of the Company or any of its subsidiaries; provided that the term “New Securities” does not include (a) Qualifying Employee Stock (as defined in the Warrant Agreement), (b) securities of the Company issued to all then-existing holders of any class of securities of the Company in connection with any stock split, stock dividend, reclassification or recapitalization of the Company, (c) securities of the Company issued upon the exercise of warrants or conversion of shares of preferred stock that, in each case, are outstanding as of the date of this Agreement, (d) securities of the Company issued as a paid-in-kind dividend pursuant to the terms of the

Series B Convertible Preferred Stock (as defined in the Warrant Agreement) and (e) securities of the Company issued in connection with a transaction of the type described in Rule 145 under the Securities Act.

“Ownership Percentage” means, with respect to an Investor as of any date of determination, a fraction the numerator of which shall be the total number of shares of Common Stock which such Investor owns as of such date, and the denominator of which shall be the aggregate number of shares of Common Stock then outstanding, in each case on a Fully Diluted Basis (in each case, calculated assuming that all the then outstanding Warrants are exercised in Full Physical Settlement pursuant to the terms of the Warrant Agreement).

“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Purchasers” has the meaning set forth in the preamble.

“Qualified Transferee” means any Person that, together with any of its Affiliates, acquires from Anchorage Warrants and/or shares of Common Stock representing in the aggregate an Ownership Percentage that is greater than one-half of the Initial Ownership Percentage of Anchorage.

“register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration statement by the Commission.

“Related Agreements” means the Note Purchase Agreement and the other Note Documents (as defined in the Note Purchase Agreement), the Warrant Agreement, the Registration Rights Agreement and the Voting Agreement.

“Representative” means, as to any Person, such Person’s Affiliates and its and their directors, officers, employees, agents, advisors (including financial advisors, counsel and accountants) and such Person’s financing sources.

“Required Director Number” means (i) three and (ii), to the extent the size of the Board is increased or decreased at any time after the Closing, a number equal to the product, rounded up to the nearest whole number, of (x) the total number of members that the Board is then composed of (assuming no vacancy) and (y) the Aggregate Ownership Percentage as of such time.

“Required Holders” means the Investor or Investors the sum of whose Ownership Percentages, as of any date of determination, is at least equal to 66.67% of the Aggregate Ownership Percentage as of such date.

“Sale” means any sale, assignment, transfer, distribution or other disposition of a security or of a participation therein, or other conveyance of legal or beneficial interest therein, or any short position in a security or any other action or position otherwise reducing risk related to ownership through hedging or other derivative instruments.

“Sale of the Company” means (A) a transaction or series of related transactions by which (i) any Person or group of Persons shall have acquired beneficial ownership, directly or indirectly, of thirty-five percent (35%) or more (by voting power) of the outstanding shares of Voting Securities, (ii) all or substantially all of the consolidated assets of the Company and its subsidiaries are sold, leased, exchanged or transferred to any Person or group of Persons, other than to one or more subsidiaries of the Company, or (iii) the Company is consolidated, merged, amalgamated, reorganized or otherwise enters into a similar transaction in which it is combined with another Person, unless the Persons who beneficially own the outstanding Voting Securities of the Company immediately before consummation of the transaction beneficially own a majority (by voting power) of the outstanding Voting Securities of the combined or surviving entity immediately thereafter, or (B) any other transaction or series of related transactions determined by the Unaffiliated Board, in the exercise of its fiduciary duties under applicable Law, to constitute a major change in the ownership and control of the assets previously held, and operations previously conducted, by the Company.

“Securities Act” means the Securities Act of 1933, as amended.

“Sell” and “Sold” means to complete a Sale.

“subsidiary” or “subsidiaries” of any person means any corporation, partnership, limited liability company, joint venture, association or other legal entity of which such person (either alone or together with any other subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

“Texas Business Organizations Code” means the Business Organizations Code of the State of Texas, as in effect from time to time.

“Unaffiliated Board” means (A) (a) a majority of the members of the Board other than those designated by, or otherwise Affiliated with, any party or prospective party to a proposed Sale of the Company and present at any meeting at which an action by such members is to be taken or (b) all of the members of the Board other than those designated by, or otherwise Affiliated with, any party or prospective party to a proposed Sale of the Company, if action is taken by written consent as permitted under the By-Laws, or (B) a special committee of the Board consisting solely of independent directors formed by the Board to consider a proposed Sale of the Company under applicable Law.

“Voting Agreement” means the Voting Agreement, dated as of the date hereof, by and among the Investors and Calvin A. Wallen, III, as amended or supplemented from time.

“Voting Securities” means the Common Stock and any other securities of the Company of any kind or class having power generally to vote in the election of directors.

“Warrants” shall have the meaning ascribed to it in the Warrant Agreement.

“Warrant Shares” means any shares of Common Stock issued or issuable upon the exercise of the Warrants.

(a)                                 Each of the following terms is defined in the Section of this Agreement (or, if specified as such, a Related Agreement) set forth opposite such term:

Defined Term	Location of Definition
Affiliate Transaction	Note Purchase Agreement
Agreement	Preamble
Anchorage	Preamble
Asset Sale	Note Purchase Agreement
Business Day	Note Purchase Agreement
Company	Preamble
Capital Expenditures	Note Purchase Agreement
Common Stock	Recitals
Deal Counsel	§ 6.02(a)
Default Notice	§ 2.07
Financial Advisor	§ 6.02(a)
Full Physical Settlement	Warrant Agreement
Hydrocarbons	Note Purchase Agreement
Indebtedness	Note Purchase Agreement
Investment	Recitals
Investors	Preamble
Note Documents	Note Purchase Agreement
Note Purchase Agreement	Recitals
O-Cap	Preamble
Opt-In	§ 5.01(e)
Opt-Out	§ 5.01(e)
Permitted Indebtedness	Note Purchase Agreement
Permitted Lien	Note Purchase Agreement
Qualifying Employee Stock	Warrant Agreement
Redemption	§ 6.03
Redemption Notice	§ 6.03
Redemption Price	§ 6.03
Registration Rights Agreement	Recitals

Defined Term	Location of Definition
Restricted Payments	Note Purchase Agreement
Sale Process	§ 6.01
Series B Convertible Preferred Stock	Warrant Agreement
Subsidiary Board	§ 2.03(c)
Warrant Agreement	Recitals
Valuation Date	§ 6.03

ARTICLE II
CORPORATE GOVERNANCE

SECTION 2.01                                      Composition of the Board.

(a)                                 From and after the Closing, the Investors shall be entitled to designate the Required Director Number of individuals to serve as Investor Designated Directors, as follows (unless the Investors agree otherwise and notify the Company of such agreement):

(i)                                     Anchorage shall, for as long as its Ownership Percentage is at least 25% of its Initial Ownership Percentage, have the right to designate (x) two Investor Designated Directors or (y) its pro rata share of the Required Director Number of Investor Designated Directors (calculated based on Anchorage’s Ownership Percentage relative to the Ownership Percentage of O-Cap, and rounded to the nearest whole number), whichever is greater; and

(ii)                                  O-Cap shall, for as long as its Ownership Percentage is at least 75% of its Initial Ownership Percentage, have the right to designate (x) one Investor Designated Director or (y) its pro rata share of the Required Director Number of Investor Designated Directors (calculated based on its Ownership Percentage relative to the Ownership Percentage of Anchorage, and rounded to the nearest whole number), whichever is greater.

(b)                                 From and after the Closing, in connection with each annual or special shareholders’ meeting of the Company at which members of the Board will be elected (or in connection with any written consent of shareholders of the Company pursuant to which members of the Board will be elected), the Company shall include the individuals designated by the Investors, pursuant to this Section 2.01, to serve as directors in each slate of directors proposed, recommended or nominated for election by shareholders of the Company or the Board and shall recommend and use reasonable best efforts to cause the election of such designees.  Without limiting the foregoing, the Company shall use reasonable best efforts, in connection with each annual or special meeting of shareholders held to elect members of the Board, to solicit from its shareholders eligible to vote in the election of members of the Board proxies in favor of the election of each person designated for election as an Investor Designated Director in accordance with this Section 2.01, and against the election of any candidate whose election would adversely impact the election to, or the opportunity to serve on, the Board of any such Investor Designated Director.  In the absence of any designation from the Investors as specified in this Section 2.01(b), the Investor Designated Director or Directors previously designated by the Investors and then serving shall be nominated for re-election if still eligible to serve under applicable legal and governance requirements regarding service as a member of the Board.  Neither an Investor nor any Affiliate of an Investor shall have any liability as a result of designating an individual for election as a member of the Board for any act or omission by such designated individual in his or her capacity as a member of the Board.

SECTION 2.02                                      Vacancies.  From and after the Closing, in the event of any vacancy for any reason in any Board seat reserved for Investor Designated Director, the Investors shall have the sole right to nominate another person to serve as an Investor Designated Director in accordance with and subject to the requirements of Section 2.01, including the satisfaction of applicable legal and governance requirements regarding service as members of the Board. To the extent permitted by the Certificate of Formation and the By-Laws, the Company shall nominate such designees and shall take such further action as may be necessary to cause such designees to be elected or appointed to the Board as Investor Designated Directors as soon as possible after the occurrence of the nomination to fill such vacancy. No Investor Designated Director shall be removed as a member of the Board without Cause, without the approval of a majority of the other Investor Designated Directors (or, in the case where a total of two Investor Designated Directors serve on the Board, the other Investor Designated Director) then in office, but upon the request of the Investor or Investors that designated an Investor Designated Director to remove such Investor Designated Director as a member of the Board, the Company shall take such prompt action as may be necessary to effect such removal.

SECTION 2.03                                      Committees; Subsidiary Boards.

(a)                                 From and after the Closing, upon the request of the Investors and to the extent permitted by applicable Law, the Company shall take all actions necessary so that the Investors shall have the same proportional representation (rounded to the nearest whole number of directors, but in no event less than one) on each committee of the Board as it has on the Board.

(b)                                 To the extent that no Investor Designated Director is permitted under applicable Law to serve on a particular committee of the Board, the Company shall take all action necessary to permit at least one Investor Designated Director to attend each meeting of such committee as a non-voting observer, in each case to the extent permitted by applicable Law, and such observer shall be provided with such notice of the meeting and information regarding the meeting as is provided to members of such committee. Notwithstanding the foregoing, if the Board is to consider a transaction involving the Company, on the one hand, and any of the Investors and their respective Affiliates, on the other hand, and the Board establishes a special committee in connection with the consideration of such transaction, no Investor Designated Director shall be entitled to be a member of, and no Investor shall be entitled to attend the meetings of, such special committee.

(c)                                  Subject to applicable Law, if the Company forms or acquires any subsidiary, then upon the request of the Investor or Investors that designated an Investor Designated Director, the Company shall take all actions necessary so that the composition of the board of directors, managers, general partner, managing member (or controlling committee thereof) or any other board or committee serving a similar function with respect to each such subsidiary (each, a “Subsidiary Board”) and each committee of each Subsidiary Board shall be proportionate to the composition requirements of the Board and of each committee thereof, such that such Investor or Investors shall have the same proportional representation (rounded to the nearest whole number of directors, but in no event less than one) on each Subsidiary Board and committee thereof as it has on the Board and committees thereof.

SECTION 2.04                                      Compensation and Benefits.  Each Investor Designated Director will be entitled to receive similar compensation, benefits, reimbursement, indemnification and insurance coverage for their service as members of the Board as the other outside members of the Board. The Company shall maintain customary directors liability insurance, in form and substance reasonably satisfactory to the Investor Designated Directors, and shall include each Investor Designated Director as an “insured” for all purposes under such insurance policy for so long as such Investor Designated Director is a member of the Board and for the same period as for other former members of the Board when such Investor Designated Director ceases to be a member of the Board.

SECTION 2.05                                      Termination.  All obligations of the Company pursuant to Sections 2.01 through 2.04 shall terminate with respect to an Investor or Investors (as the case may be) and, upon request by the Company, such Investor or Investors shall cause all of the Investor Designated Directors designated by such Investor or Investors to resign promptly from the Board, when (i) in the case of Anchorage, its Ownership Percentage or the Ownership Percentage of a Qualified Transferee to whom Anchorage has assigned its rights in accordance with Section 7.11, is less than 25% of Anchorage’s Initial Ownership Percentage and (ii) in the case of O-Cap, its Ownership Percentage is less than 75% of O-Cap’s Initial Ownership Percentage. In addition, upon request by the Company, the Investors shall cause any excess Investor Designated Directors to resign promptly at any time that there exist more Investor Designated Directors than the Investors are entitled to nominate or designate pursuant to Section 2.01.

SECTION 2.06                                      Approval of the Investors Required for Certain Actions.  From and after the Closing and for so long as the Aggregate Ownership Percentage is no less than the Minimum Aggregate Ownership Percentage, in addition to any approval by the Board required by the Certificate of Formation, the By-Laws or applicable Law, the prior written approval of the Required Holders shall be required in order for the Company to take, or the Board to approve, authorize or effect (subject to any fiduciary duties of members of the Board under applicable Law), any of the following:

(a)                                 the creation (by reclassification or otherwise) or issuance of any new class or series of shares of capital stock of the Company (or securities convertible into or exercisable or exchangeable for shares of capital stock of the Company);

(b)                                 any amendment to the Certificate of Formation or the By-Laws, or the adoption of or amendment to the certificate of incorporation or by-laws (or similar constituent documents) of any subsidiary of the Company;

(c)                                  any action to repurchase, retire, redeem or otherwise acquire any equity securities (or securities convertible into or exercisable or exchangeable for equity securities) of the Company or any subsidiary of the Company, pursuant to self-tender offers, stock repurchase programs, open market transactions, privately-negotiated purchases or otherwise;

(d)                                 the approval of or amendment to any employee stock option, share purchase, share bonus or other equity incentive plans, agreements or arrangements, or other benefit plans of the Company or any of its subsidiaries;

(e)                                  any increase or decrease in the authorized number of members of the Board or the board of directors (or similar governing body) of any subsidiary of the Company, or the creation of any committee thereof;

(f)                                   any incurrence, issuance, guarantee, reclassification, sale, repurchase and/or redemption of any Indebtedness (as defined in the Note Purchase Agreement), except for Permitted Indebtedness (as defined in the Note Purchase Agreement);

(g)                                  any Capital Expenditures (as defined in the Note Purchase Agreement) (on a consolidated basis) in an amount exceeding, individually or in the aggregate with other Capital Expenditures (on a consolidated basis), $52.5 million during any fiscal year, unless such expenditure is made pursuant to the then current business plan duly approved by the Investors;

(h)                                 the making of any Restricted Payments (as defined in the Note Purchase Agreement);

(i)                                     the acquisition of assets with a value, individually or in the aggregate with any other acquisition, in excess of $1.0 million in the aggregate during any fiscal year (other than acquisitions of inventory and equipment (for the avoidance of doubt, excluding any oil and gas wells, leases or similar oil and gas exploration and production assets) in the ordinary course of business);

(j)                                    any Asset Sale (as defined in the Note Purchase Agreement);

(k)                                 any merger, scheme of arrangement, amalgamation, consolidation or similar transaction of the Company or any of its subsidiaries with any Person, or the sale, lease, exchange, transfer, contribution, Encumbrance or other disposition of all or substantially all of the assets of the Company or any of its subsidiaries (whether in an individual transaction or a series of related transactions), or the effectuation of any recapitalization, reclassification, reorganization, split-off or spin-off with respect to the Company or any of its subsidiaries;

(l)                                     the occurrence of any gas imbalances, take-or-pay or other prepayments that would require the Company or its subsidiaries to deliver Hydrocarbons (as defined in the Note Purchase Agreement) in the future, without then or thereafter receiving full payment therefor with a value in excess of $50,000 in the aggregate;

(m)                             any change in principal business activities of the Company or any of its subsidiaries;

(n)                                 any Affiliate Transaction (as defined in the Note Purchase Agreement), other than those permitted under Section 8.9 of the Note Purchase Agreement;

(o)                                 the approval of or material amendment to any quarterly or annual budget, business plan or operating plan (including any capital expenditure budget, operating budget and financial plan); or

(p)                                 any authorization of, or entering into an agreement for, or the commitment to agree to take, any of the foregoing actions.

For the avoidance of doubt, no approval by the Required Holders under this Section 2.06 shall constitute an approval, consent or waiver of any nature by any of the Required Holders, any other Investor or any of their respective Affiliates (whether in its capacity as a Holder of the Notes (each as defined under the Note Purchase Agreement) or otherwise) under any Related Agreement.

SECTION 2.07                                      Redemption Upon Default.  If the Company shall default in the compliance with any of its obligations in Section 2.06, the Required Holders may deliver a notice to the Company specifying the default and that such notice is a “Default Notice”.  If the default (if capable of being cured) shall not be cured within 10 Business Days following the delivery of the Default Notice by the Required

Holders, then any Investor shall be entitled to require the Company, upon written notice by such Investor to the Company, to redeem all of the Warrants and all shares of Common Stock held by such Investor at a price equal to the Redemption Price specified in Section 6.03, applied as though the Redemption Date is the date that is 10 Business Days following the date of delivery of such redemption notice by such Investor, and otherwise on the terms specified in Section 6.03.

ARTICLE III
RIGHTS TO PURCHASE NEW SECURITIES

SECTION 3.01                                      Rights to Purchase New Securities.   (a)    If at any time after the Closing, the Company makes any public or non-public offering of New Securities, each Investor shall be afforded the opportunity to acquire from the Company for the same price (before adding any underwriting discounts or sales commissions) and on the same terms as such New Securities are proposed to be offered to others, up to the amount of New Securities required to enable such Investor to maintain its proportionate interest in the Company as represented by its Ownership Percentage at the time of such offering. The amount of New Securities that an Investor shall be entitled to purchase shall be determined by multiplying (x) the total number of such offered New Securities by (y) the Ownership Percentage of such Investor at the time of such offering, in each case before giving effect to such issuance. An Investor must exercise its rights under this Section 3.01 within ten Business Days of its receipt of written notice from the Company of the Company’s intent to make such a public or non-public offering, which notice shall also contain the material terms (including price terms) of such offering.

(b)                                 If any Investor elects not to purchase its pro rata share of such New Securities in full pursuant to Section 3.01(a), the Company shall, upon the expiration of the ten business day period referred to in Section 3.01(a) for the exercise of such right by the Investors, send a second written notice to all of the Investors that have elected to purchase in full their respective pro rata shares of such New Securities, setting forth the total number of shares of New Securities that have not been subscribed for and each such Investor’s pro rata share of such remaining New Securities (calculated based on each such Investor’s Ownership Percentage at such time).  Each such Investor shall then have ten business days after the receipt of the second written notice to elect to purchase up to such Investor’s pro rata share of the remaining New Securities.

(c)                                  The provisions of this Section 3.01 shall terminate with respect to (i) Anchorage when its Ownership Percentage or the Ownership Percentage of a Qualified Transferee to whom Anchorage has assigned its rights in accordance with Section 7.11 is less than 25% of Anchorage’s Initial Ownership Percentage, and (ii) O-Cap when its Ownership Percentage is less than 75% of O-Cap’s Initial Ownership Percentage.

ARTICLE IV
RESTRICTIONS ON TRANSFERABILITY OF SECURITIES

SECTION 4.01                                      General.  The shares of Common Stock, including the Warrant Shares, owned by an Investor shall not be subject to transfer restrictions, except as pursuant to applicable Law or expressly provided in this Agreement or any other Related Agreement.

ARTICLE V
INFORMATION RIGHTS

SECTION 5.01                                      Furnishing of Information; Confidentiality.  (a)  The Company shall furnish or make available to each Investor and its Representatives, promptly after such information becomes available to the Company:

(i)                                     annual budget, business plans and financial forecasts;

(ii)                                  following the end of each fiscal quarter and fiscal year of the Company, consolidated financial statements and operations reports of the Company (including audit reports with respect to fiscal years);

(iii)                               following the end of each calendar month, internal management financial and operations reports regarding the Company’s financial results and operations;

(iv)                              all information that is provided to members of the Board in their capacity as such; and

(v)                                 such other financial, management and operations reports reasonably requested by such Investor (including audited annual and unaudited quarterly financial statements in the event the Company is no longer obligated to provide such information in filings with the Commission).

(b)                                 The Company shall, and shall cause its subsidiaries (if any) and the officers, directors, employees, auditors and agents of the Company and its subsidiaries to, afford each Investor and its Representatives reasonable access at all reasonable times to the officers, employees, agents, properties, offices and other facilities, books and records of the Company and each such subsidiary.

(c)                                  Each Investor Designated Director, subject to Section 5.01(d) and such Investor Designated Director’s fiduciary duties under applicable Law, is entitled to share any information obtained by such Investor Designated Director as a member of the Board (or any committee thereof), whether through written materials provided to such Investor Designated Director or the participation of such Investor Designated Director in meetings of the Board (or any committee thereof) or otherwise, with any Investor.

(d)                                 Each Investor shall hold all Confidential Information in accordance with such Investor’s customary procedures for handling confidential information of this nature, it being understood and agreed by the Company that in any event an Investor may make disclosures (a) to its and its Affiliates’ directors, members, managing partners, officers, employees and agents, including accountants, legal counsel, auditors and other advisors, (b) to the extent requested by any governmental authority, (c) to the extent required by applicable Laws or by any subpoena or similar legal process, (d) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (e) subject to an agreement containing provisions substantially the same as those of this Section 5.01(d), to any assignees of, or any prospective assignee of, any of its rights or obligations under this Agreement, (f) with the consent of the Company, (g) to the extent such information (A) is or becomes publicly available other than as a result of a breach of this Section 5.01(d)

or (B) becomes available to such Investor on a nonconfidential basis from a source other than the Company or (h) to any nationally recognized rating agency that requires access to information about an Investor’s or its Affiliates’ investment portfolio in connection with ratings issued with respect to such Investor or its Affiliates; provided that, unless specifically prohibited by applicable Law or court order, each Investor shall promptly notify to the extent permissible the Company of any request by any governmental authority or representative thereof (other than any such request in connection with any audit, regulatory examination or examination of the financial condition of such Investor by such governmental authority) for disclosure of any such non-public information; and provided, further, that in no event shall any Investor be obligated or required to return any materials furnished by the Company or any of its subsidiaries.  Each Investor and their Representatives acknowledge that any information provided to such Investor or their Representatives by the Company pursuant to this Section 5.01 may constitute material non-public information and that its possession of such information may subject such Investor or their Representatives to the restrictions under the Securities Act and/or the Exchange Act.

(e)                                  The Company shall mark all materials delivered to the Investors and their Representatives hereunder conspicuously on the first page as either “PUBLIC” (i.e., does not contain MNPI) or “PRIVATE” (i.e., contains MNPI).  An Investor may, by written notice to the Company, opt out of receiving any “PRIVATE” materials (“Opt-Out”).  Once an Investor has elected to Opt-Out, the Company will only deliver to such Investor “PUBLIC” materials and will use its best efforts to create “PUBLIC” versions of all documents redacting the minimum amount of information so that the materials may be distributed to such Investor without the benefit of any MNPI; provided that the Company shall continue to provide such materials containing “PRIVATE” information to the Investors not electing to Opt-Out.  Any Investor that has elected to Opt-Out may subsequently deliver a notice to the Company opting to receive “PRIVATE” materials, at which point and going forward the Company will provide “PRIVATE” materials to such Investor (“Opt-In”).  There are no limits on the number of times an Investor can Opt-In or Opt-Out.

(f)                                   An Investor may suspend the provisions of this Article V at any time by delivery of a written notice to such effect to the Company. The provisions of this Article V shall terminate with respect to (i) Anchorage when its Ownership Percentage or the Ownership Percentage of a Qualified Transferee to whom Anchorage has assigned its rights in accordance with Section 7.11 is less than 25% of Anchorage’s Initial Ownership Percentage, and (ii) O-Cap when its Ownership Percentage is less than 75% of O-Cap’s Initial Ownership Percentage.

ARTICLE VI
SALE RIGHTS

SECTION 6.01                                       Initiation of Sale Process.  Upon written notice delivered to the Company by the Majority Investors at any time beginning on the fourth anniversary of the Closing, the Company shall initiate a process (the “Sale Process”), in accordance with this Article VI (but subject to Section 6.02(d)), intended to result in the entry, within 105 days after the date of such notice, into definitive agreements relating to a Sale of the Company.  Each of the Investors and the Company agrees to use its commercially reasonable efforts, in consultation with the Financial Advisor (as defined below) and the Deal Counsel (as defined below), to facilitate a Sale of the Company.  In furtherance of the foregoing, upon receipt of the notice described above, the Company shall, and shall cause its Representatives to, take the actions set forth in Section 6.02  below.

SECTION 6.02                                       Specific Obligations.

(a)                                 Advisors.  The Company shall engage an investment bank (the “Financial Advisor”) and a law firm (the “Deal Counsel”) reasonably satisfactory to the Majority Investors to assist with the Sale Process.  The Financial Advisor and the Deal Counsel, as well as any other advisors engaged pursuant to this Section 6.02, shall represent the Company, and only the Company, in the Sale Process, and the costs, fees and expenses of such advisors shall be paid by the Company pursuant to the terms of engagement letters that are approved by the Majority Investors (such approval not to be unreasonably withheld, conditioned or delayed).  None of the Financial Advisor, the Deal Counsel or any other advisors selected in accordance with this Section 6.02 shall be terminated by the Company without the written consent of the Majority Investors.

(b)                                 Cooperation With Sale Process.  Without limiting the generality of the provisions of Section 6.01, the Company shall, and shall cause its Representatives to:

(i)                                     assist the Financial Advisor in creating a list of potential acquirers;

(ii)                                  set up and maintain a virtual or actual data room containing due diligence materials customarily provided in connection with transactions of the nature of a Sale of the Company, along with any other due diligence materials requested by the Majority Investors or reasonably requested by any potential acquirer;

(iii)                               execute customary non-disclosure agreements with potential acquirers;

(iv)                              provide incentive compensation to members of the Company’s management, and in an amount and form, all as determined by the Majority Investors to be necessary or helpful to the successful consummation of the Sale of the Company;

(v)                                 prepare, or assist the Financial Advisor with the preparation of, any marketing, financial or other materials deemed by the Majority Investors or the Financial Advisor to be necessary or helpful in connection with a Sale of the Company;

(vi)                              attend and participate in any meetings, conference calls, or presentations regarding the Company and its business with potential acquirers;

(vii)                           execute a letter of intent or term sheet on terms reasonably acceptable to the Majority Investors with one or more potential acquirers;

(viii)                        subject to approval by the Board under Section 6.02(c), perform the Company’s obligations contained in any definitive agreements relating to a Sale of the Company entered into with the potential acquirer or acquirers; and

(ix)                              communicate regularly and promptly with each of the Financial Advisor, the Deal Counsel and the Majority Investors regarding the Sale Process.

(c)                                  Approval of the Terms and Conditions of a Proposed Sale of the Company.

The Company shall cause its management, together with the Financial Advisor and the Deal Counsel, to deliver regular updates to the Board regarding material developments in the Sale Process and summarizing the status of the negotiation of the terms and conditions of the Sale of the Company.  The Company shall, upon request of the Majority Investors, either call a meeting of the Board or seek the written consent of the Board approving the Sale of the Company and the entering into of the definitive agreements relating thereto.

(d)                                 Fiduciary Duties of the Board.

Nothing under this Article VI shall require the Board to take any action that the Board determines in good faith, after consultation with outside counsel, would reasonably be expected to cause the Board to breach its fiduciary duties under applicable Law.

SECTION 6.03                                      Redemption Right.  In the event that the Board approval described in Section 6.02(c) has not been obtained within 135 days after the date of the notice referred to in Section 6.01 or a Sale of the Company has not been completed within 165 days after the date of such notice, the Majority Investors shall have the right by written notice (the “Redemption Notice”) to require the Company to redeem all of the Warrants and shares of Common Stock then held by the Investors, in each case at a price equal to the applicable Redemption Price for each such Warrant or share redeemed (the “Redemption”).  The “Redemption Price” for purposes of this Section 6.03 shall equal (x) in the case of a Warrant, the fair value of the Warrant as of a date (the “Valuation Date”) that is no earlier than the fifth business day prior to the date of payment of the Redemption Price, as determined by an Independent Financial Expert (using standard option pricing models for American style options, such as the Cox-Rubinstein binomial model, taking into account the intrinsic and option value of the Warrant but assuming annualized volatility of 110% over the Warrant’s remaining term), and (y) in the case of a share of Common Stock, the higher of (a) the fair value of such share of Common Stock as of the Valuation Date, as determined by the Independent Financial Expert (using one or more valuation methods that the Independent Financial Expert in its best professional judgment determines to be most appropriate, assuming the shares of Common Stock then held by the Investors are fully distributed and are to be sold in an arm’s-length transaction and there was no compulsion on the part of any party to such sale to buy or sell and taking into account all relevant factors), and (b) the Market-Based Value as of the Valuation Date, in each case of (x) and (y) plus interest thereon from the Valuation Date to the date of payment of the Redemption Price at the rate of 5.0% per annum.

The Redemption Price shall be due and payable on or before the later to occur of (a) the tenth Business Day after the date of the delivery of the Redemption Notice and (b) the fifth Business Day after the Redemption Price has been determined by the Independent Financial Expert, and if not timely paid, shall bear interest thereafter at a default interest rate equal to 5.0% compounded monthly and payable upon demand.

SECTION 6.04                                      Termination.  All obligations of the Company and rights of the Investors under this Article VI shall terminate if at any time the Aggregate Ownership Percentage of the Investors is less than the Minimum Aggregate Ownership Percentage.

ARTICLE VII
MISCELLANEOUS

SECTION 7.01                                      Termination Generally.  Except as otherwise specifically provided herein, this Agreement shall terminate, except for this Article VII, which shall survive such termination, (a) upon the written agreement to that effect, signed by all parties hereto or all parties then possessing any rights hereunder or (b) upon the date when the Investors cease to own any share of Common Stock and any Warrant.

SECTION 7.02                                      No Recourse.  Notwithstanding anything that may be expressed or implied in this Agreement, the Company and each Investor covenant, agree and acknowledge that no recourse under this Agreement, or any documents or instruments delivered in connection with this Agreement, shall be had against any current or future director, officer, employee, shareholder, partner or member of an Investor or of any of its Affiliates, or their assignees or transferees, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, it being further expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future director, officer, employee, shareholder, partner or member of an Investors or of any of its Affiliates, or their assignees or transferees for any obligations of the Investors under this Agreement, or any documents or instruments delivered in connection with this Agreement, for any claim based on, in respect of, or by reason of, such obligations or their creation.

SECTION 7.03                                      Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or by recognized overnight courier service to the respective parties at the following addresses (or at such other address for a party as shall be specified by notice given in accordance with this Section 7.03):

(a) if to the Company:

Cubic Energy, Inc.
9870 Plano Road
Dallas, Texas 75201
Fax: (972) 681-9687
Attention: Larry Badgley, Chief Financial Officer

with copies to each of:

Dentons US LLP
2000 McKinney Avenue
Suite 1900
Dallas, Texas 75201-1858
Fax: (214) 259-0910
Attention: Barry F. Cannaday

and

Looper Reed & McGraw
1601 Elm Street, Suite 4600
Dallas, TX 75201
Fax: (469) 320-6841
Attention: David Earhart

(b) if to the Investors:

If to Anchorage:

Anchorage Capital Group, L.L.C.
610 Broadway, 6th Floor
New York, NY 10012
Attention: Jessica Fainman

If to Corbin Opportunity Fund, L.P.:

Corbin Capital Partners Management, LLC
590 Madison Avenue, 31st Fl
New York, NY 10022
Attention: Daniel Friedman

If to O-CAP Partners, L.P. or O-CAP Offshore Master Fund, L.P.:

O-CAP Advisors, LLC
600 Madison Avenue, 14th FL
New York, NY 10022
Attention: Lloyd Jagai

In each case, with a copy to:

Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
Fax: (212) 558-3588
Attention: Robert S. Risoleo
Ari B. Blaut

SECTION 7.04                                      No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and, to the extent permitted by this Agreement, their respective successors and permitted assigns, and nothing herein, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

SECTION 7.05                                      Expenses. Upon demand by the Investors from time to time, the Company shall promptly reimburse the Investors for, or shall promptly pay directly on behalf of the Investors or their respective Affiliates, all out-of-pocket costs, fees and expenses (including, without limitation, costs associated with due diligence, travel and background checks, fees and expenses of counsel, consultants and other advisors, search fees, filing and recording fees, and financial and accounting examination and collateral appraisal fees) reasonably incurred by the Investors and their respective Affiliates, or on their behalf, in connection with or related to the preparation, negotiation, execution, syndication, distribution and enforcement of this Agreement and the Related Agreements and other documentation related hereto and thereto, the investigation and consideration of the Company and the transactions contemplated by such agreements and documentation, and the consummation of the transactions contemplated by such agreements and documentation.

SECTION 7.06                                      Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, except as to matters governed by the internal corporation laws of the State of Texas. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any New York state or federal court, in each case sitting in the Borough of Manhattan. The parties hereto hereby (a) submit to the exclusive jurisdiction of any New York state or federal court, in each case sitting in the Borough of Manhattan, for the purpose of any action or proceeding arising out of or relating to this Agreement brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action or proceeding is brought in an inconvenient forum, that the venue of the action or proceeding is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any of the above-named courts.

SECTION 7.07                                      Waiver of Jury Trial. Each of the parties hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated hereby. Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the transactions contemplated hereby, as applicable, by, among other things, the mutual waivers and certifications in this Section 7.07.

SECTION 7.08                                      Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any provision of this Agreement was not performed in accordance with the terms hereof and that the parties hereto shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

SECTION 7.09                                      Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

SECTION 7.10                                      Entire Agreement. This Agreement and the Related Agreements constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof.

SECTION 7.11                                      Assignment. This Agreement shall not be assigned by operation of law or otherwise without the express written consent of the parties hereto (which consent may be granted or withheld in the sole discretion of any party) and any such assignment or attempted assignment without such consent shall be void; provided that (i) each Investor may assign any or all of its rights under this Agreement to one or more of its Affiliates which purchase or hold any Warrants or shares of Common Stock; provided, further, that no such assignment shall relieve such Investor of any of its obligations hereunder and all Warrants and shares of Common Stock held by any Affiliate of such Investor shall be deemed to be held by such Investor for all purposes under this Agreement; and (ii) Anchorage may assign any or all of its rights under Sections 2.01 through 2.05 of this Agreement to a Qualified Transferee that agrees in writing to assume the related obligations of Anchorage. Any Affiliate of an Investor that holds or acquires any Warrants or shares of Common Stock shall be subject to the obligations of such Investor hereunder and all Warrants and shares of Common Stock owned by such Investor and its Affiliates shall be aggregated and considered to be owned by such Investor for all ownership thresholds hereunder.

SECTION 7.12                                      Amendment. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, the Company and each Investor (to the extent such Investor then owns any Warrants or shares of Common Stock) or (b) by a waiver in accordance with Section 7.13.

SECTION 7.13                                      Waiver. Any party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other party or (c) waive compliance with any of the agreements of the other party or conditions to such party’s obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. Any waiver of any term or condition hereunder by an Investor shall not be construed as a waiver of the same term or condition, or a waiver of any other term or condition of this Agreement, by another Investor.  The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of any of such rights. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

SECTION 7.14                                      Severability. If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

SECTION 7.15                                      No Partnership. No partnership, joint venture or joint undertaking is intended to be, or is, formed among the parties hereto or any of them by reason of this Agreement or the transactions contemplated herein.

SECTION 7.16                                      Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on the Investors’ part of any breach, default or noncompliance under this Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

SECTION 7.17                                      Interpretation. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. When reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or Section of this Agreement, unless otherwise indicated. The table of contents, table of defined terms and headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

SECTION 7.18                                      Cumulative Remedies. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by Law or otherwise.

SECTION 7.19                                      Construction. Each party hereto acknowledges and agrees it has had the opportunity to draft, review and edit the language of this Agreement and that no presumption for or against any party arising out of drafting all or any part of this Agreement will be applied in any controversy, claim or dispute relating to, in connection with or involving this Agreement. Accordingly, the parties hereto hereby waive the benefit of any rule of Law or any legal decision that would require, in cases of uncertainty, that the language of a contract should be interpreted most strongly against the party who drafted such language.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date and year first above written.

COMPANY:

CUBIC ENERGY, INC.

By:	/s/ Calvin A. Wallen, III
Name:	Calvin A. Wallen, III
Title:	President

Signature Page to Investment Agreement

INVESTORS:

ANCHORAGE ILLIQUID OPPORTUNITIES OFFSHORE MASTER III, L.P.

By:	Anchorage Capital Group, L.L.C., its Investment Manager

/s/ Michael Aglialoro
Name:	Michael Aglialoro
Title:	Executive Vice President

Signature Page to Investment Agreement

ANCHORAGE ILLIQUID OPPORTUNITIES III (B), L.P.

By:	Anchorage Capital Group, L.L.C., its Investment Manager

/s/ Michael Aglialoro
Name:	Michael Aglialoro
Title:	Executive Vice President

Signature Page to Investment Agreement

AIO III AIV, L.P.

By:	Anchorage Capital Group, L.L.C., its Investment Manager

/s/ Michael Aglialoro
Name:	Michael Aglialoro
Title:	Executive Vice President

Signature Page to Investment Agreement

CORBIN OPPORTUNITY FUND, L.P.

By:	Corbin Capital Partners Management, LLC,
Its General Partner

By:	/s/ Daniel Friedman
	Name:	Daniel Friedman
	Title:	General Counsel

Signature Page to Investment Agreement

O-CAP PARTNERS, L.P.

By:	O-CAP Advisors, LLC, Its General Partner

By:	/s/ Jared Sturdivant
	Name:	Jared Sturdivant
	Title:	Manager

Signature Page to Investment Agreement

O-CAP OFFSHORE MASTER FUND, L.P.

By:	O-CAP Advisors, LLC, Its General Partner

By:	/s/ Jared Sturdivant
	Name:	Jared Sturdivant
	Title:	Manager

Signature Page to Investment Agreement